Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-3

(Form Type)

CenterPoint Energy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.01 per share	Rule 457(c)	3,000,000	$31.23 (1)	$93,690,000(1)	$92.70 per $1,000,000	$8,685.06

Total Offering Amounts					$93,690,000		$8,685.06

Total Fee Offsets							$8,292.48(2)

Net Fee Due							$392.58

Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims	—	—	—	—	—	—	—	—	—	—	—

Fee Offset Sources	—	—	—	—	—	—	—	—	—	—	—

Rule 457(p)

Fee Offset Claims	CenterPoint Energy, Inc.	Form S-3	333-233356	8/16/2019		$8,292.48(2)	Equity	Common Stock	2,480,776	$68,419,802.10

Fee Offset Sources	CenterPoint Energy, Inc.	Form S-3	333-233356		8/16/2019						$10,028.09(2)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low sales prices of the Common Stock of CenterPoint Energy, Inc. as reported on the New York Stock Exchange Composite Tape on August 3, 2022.

(2) On August 16, 2019, CenterPoint Energy, Inc. filed a Registration Statement on Form S-3 (File No. 333-233356) (the “Prior Registration Statement”) with the Securities and Exchange Commission and paid a registration fee of $10,028.09. An amount of 2,480,776 shares of Common Stock remain unsold under the Prior Registration Statement (the “Unsold Securities”). CenterPoint Energy, Inc. has terminated the offering of the Unsold Securities. Pursuant to Rule 457(p) under the Securities Act, CenterPoint Energy, Inc. hereby offsets the total registration fee due under this Registration Statement against the fees previously paid in connection with the Unsold Securities on the Prior Registration Statement. Accordingly, a net registration fee of $392.58 is being paid in connection with the filing of this Registration Statement after an offset amount of $8,292.48 is applied to this Registration Statement’s registration fee.